Exhibit 10.22

FORGIVENESS AND RELEASE AGREEMENT

THIS FORGIVENESS AND RELEASE AGREEMENT (this “Agreement”) is made this 30th day of January, 2014, by and between Akebia Therapeutics, Inc., a Delaware corporation (the “Corporation”) and Robert Shalwitz (“Shalwitz,” each of the Corporation and Shalwitz a “Party,” and Corporation and Shalwitz together the “Parties”).

RECITALS

WHEREAS, on each of October 15, 2009 and June 15, 2011, the Corporation granted to Shalwitz (“Shalwitz”) an award of restricted common stock (“Stock”) (the award made on October 15, 2009, the “2009 Restricted Stock Award,” the award made on June 15, 2011, the “2011 Restricted Stock Award,” each such award, a “Restricted Stock Award,” and the awards collectively, the “Restricted Stock Awards”) in the Corporation;

WHEREAS, in order to facilitate Shalwitz’s purchase of the Stock awarded in the Restricted Stock Awards, with respect to each Restricted Stock Award, the Corporation loaned Shalwitz certain funds, secured by the Stock awarded in the respective Restricted Stock Awards (a) with respect to the 2009 Restricted Stock Award, pursuant to (i) a Partial Recourse Promissory Note by and between the Corporation and Shalwitz, dated as of October 15, 2009, as amended and restated by the Amended and Restated Partial Recourse Promissory Note by and between the Corporation and Shalwitz, dated as of May 9, 2013 attached hereto as Exhibit A (the “Amended 2009 Promissory Note”), and (ii) a Pledge Agreement by and between the Corporation and Shalwitz, dated as of October 15, 2009, as amended and restated by the Amended and Restated Pledge Agreement by and between the Corporation and Shalwitz, dated as of May 9, 2013 attached hereto as Exhibit B (the “Amended 2009 Pledge Agreement”), and (b) with respect to the 2011 Restricted Stock Award, pursuant to (i) a Partial Recourse Promissory Note by and between the Corporation and Shalwitz, dated as of June 15, 2011, as amended and restated by the Amended and Restated Partial Recourse Promissory Note by and between the Corporation and Shalwitz, dated as of June 15, 2013 attached hereto as Exhibit C (the “Amended 2011 Promissory Note”), and (ii) a Pledge Agreement by and between the Corporation and Shalwitz, dated as of June 15, 2011, as amended and restated by the Amended and Restated Pledge Agreement by and between the Corporation and Shalwitz, dated as of June 15, 2013 attached hereto as Exhibit D (the “Amended 2011 Pledge Agreement”),

WHEREAS, each of the Amended 2009 Promissory Note and the Amended 2011 Promissory Note provides that all principal and accrued, but unpaid interest (together, “debt”) on the respective Promissory Note becomes immediately due as a result of the Corporation’s first public offering of its Stock (the Corporation’s “IPO”); and

WHEREAS, as a result of the Corporation’s anticipated IPO, instead of accelerating the debt reflected by the Amended 2009 Promissory Note and the Amended 2011 Promissory Note, the Parties have agreed to cancel the Amended 2009 Promissory Note and the Amended 2011 Promissory Note and the debt reflected therein, and to cancel the Amended 2009 Pledge Agreement and the Amended 2011 Pledge Agreement and release the Stock secured thereby.

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NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the Parties hereto agree as follows:

1.	Cancellation of Promissory Notes and Debt Reflected Therein

The Parties agree to cancel each of the Amended 2009 Promissory Note and the Amended 2011 Promissory Note, and the Corporation agrees to cancel the debt reflected therein.

2.	Cancellation of Pledge Agreements and Release of Stock Secured Thereby

The Parties agree to cancel each of the Amended 2009 Pledge Agreement and the Amended 2011 Pledge Agreement, and the Corporation agrees to release the Stock secured thereby.

3.	Taxes and Withholding

Shalwitz shall be responsible for any federal, state, local or other taxes with respect to the transactions contemplated herein. It shall be a condition to the Corporation’s obligations herein that Shalwitz make provisions that are satisfactory to the Corporation for the payment of any federal, state, local or other taxes required to be withheld by the Corporation in connection with the transactions contemplated herein. In the event that Shalwitz fails to make such provisions, the Corporation shall have the right, in its sole discretion: (a) to require Shalwitz to pay or provide for payment of the required tax withholding, or (b) to deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to Shalwitz.

4.	General Release

Upon the consummation of the transactions contemplated in this Agreement, each Party, on behalf of itself, its family members, heirs, executors, administrators, successors, assigns, subsidiaries, affiliates, agents, representatives, directors, officers and employees and anyone claiming by or on its behalf, hereby absolutely, unconditionally and irrevocably releases and discharges, fully, finally and forever, the other Party, its family members, heirs, executors, administrators, successors, assigns, subsidiaries, affiliates, agents, representatives, directors, officers and employees and anyone claiming by or on its behalf (collectively, the “Released Parties”) from any and all claims, demands, rights, causes of action, proceedings, orders, remedies, obligations, damages and liabilities of whatsoever kind or character arising as a result of any event or condition, or action or inaction of the Released Parties, whether known or unknown, absolute or contingent, both at law and in equity, which such Party has ever had, now has, or ever may have, against the other Party, with respect to the transactions contemplated in this Agreement; provided, however, that nothing in this Section 4 shall release either Party from any obligation under this Agreement.

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Signature Page Follows

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IN WITNESS WHEREOF, and INTENDING TO BE LEGALLY BOUND, each of the Parties has executed, or caused its authorized representative to execute, this Agreement as of the date set forth above.

ROBERT SHALWITZ	AKEBIA THERAPEUTICS, INC.

	By:	/s/ John Butler

	Name:	John Butler
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, and INTENDING TO BE LEGALLY BOUND, each of the Parties has executed, or caused its authorized representative to execute, this Agreement as of the date set forth above.

ROBERT SHALWITZ	AKEBIA THERAPEUTICS, INC.

/s/Robert Shalwitz	By:

	Name:	John Butler
	Title:	Chief Executive Officer

EXHIBIT A

AMENDED 2009 PROMISSORY NOTE

See attached.

EXHIBIT B

AMENDED 2009 PLEDGE AGREEMENT

See attached.

EXHIBIT C

AMENDED 2011 PROMISSORY NOTE

See attached.

EXHIBIT D

AMENDED 2011 PLEDGE AGREEMENT

See attached.